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                                                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report, dated January 7, 2000, relating to the consolidated financial statements of United Bancorp and Subsidiaries, and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.

/s/ Knight Vale & Gregory PLLC

Knight Vale & Gregory PLLC


Tacoma, Washington
April 3, 2000